CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A of Massachusetts Municipal Trust: Spartan Massachusetts Municipal Income Fund, Spartan Massachusetts Municipal Money Market and Fidelity Massachusetts Municipal Money Market, of our report dated March 5, 1998 on the financial statements and financial highlights included in the January 31, 1998 Annual Report to Shareholders of Spartan Massachusetts Municipal Income Fund, Spartan Massachusetts Municipal Money Market and Fidelity Massachusetts Municipal Money Market Fund. We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information.
/s/PRICE WATERHOUSE LLP
 PRICE WATERHOUSE LLP
Boston, Massachusetts
March 16, 1998
TO BE USED IN A POST-EFFECTIVE AMENDMENT WHERE THERE ARE TWO OR MORE PROSPECTUSES COVERING FUNDS IN THE SAME TRUST (E.G., PURITAN TRUST).


CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. [ ] to the Registration Statement on Form N-1A of [TRUST NAME: FUND NAMES] of our reports dated [DATE OF OPINION] on the financial statements and financial highlights included in the [FISCAL YEAR END] Annual Reports to Shareholders of [FUND NAMES].
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.
/s/PRICE WATERHOUSE LLP
 PRICE WATERHOUSE LLP
Boston, Massachusetts
[DATE HANDING OFF 485(b) FOR FILING]